                                                                     EXHIBIT 4.2

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                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 16, 2003

                                  By and Among

                         TOWN SPORTS INTERNATIONAL, INC.

                                       and

                           THE GUARANTORS NAMED HEREIN
                                   as Issuers,

                                       and

                          DEUTSCHE BANK SECURITIES INC.

                                       and

                          BNP PARIBAS SECURITIES CORP.,

                              as Initial Purchasers

================================================================================

                                  $255,000,000

                            9 5/8% SENIOR NOTES DUE 2011

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.  Definitions....................................................         1

2.  Exchange Offer.................................................         5

3.  Shelf Registration.............................................         8

4.  Additional Interest............................................         9

5.  Registration Procedures........................................        11

6.  Registration Expenses..........................................        20

7.  Indemnification................................................        21

8.  Rule 144 and 144A..............................................        24

9.  Underwritten Registrations.....................................        24

10. Miscellaneous..................................................        25

    (a)   No Inconsistent Agreements...............................        25

    (b)   Adjustments Affecting Registrable Securities.............        25

    (c)   Amendments and Waivers...................................        25

    (d)   Notices..................................................        25

    (e)   Successors and Assigns...................................        27

    (f)   Counterparts.............................................        27

    (g)   Headings.................................................        27

    (h)   Governing Law............................................        27

    (i)   Severability.............................................        27

    (j)   Securities Held by the Issuers or their Affiliates.......        27

    (k)   Third Party Beneficiaries................................        28

    (l)   Entire Agreement.........................................        28

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is dated as of April 16, 2003 by and among Town Sports International, Inc., a New York corporation (the "Company"), the Guarantors listed on Schedule 1 hereto (the "Guarantors" and, together with the Company, the "Issuers") and Deutsche Bank Securities Inc. and BNP Paribas Securities Corp. (the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of April 10, 2003, by and among the Issuers and the Initial Purchasers (the "Purchase Agreement") that provides for the sale by the Company to the Initial Purchasers of $255,000,000 aggregate principal amount of the Company's 9 5/8% Senior Notes due 2011 (the "Notes"). The Notes will be guaranteed (the "Guarantees") on a senior basis by the Guarantors. The Notes and the Guarantees together are herein referred to as the "Securities." In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Securities under the Purchase Agreement.

                  The parties hereby agree as follows:

1.       DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Interest: See Section 4(a) hereof.

                  Advice: See the last paragraph of Section 5 hereof.

                  Agreement: See the first introductory paragraph hereto.

                  Applicable Period: See Section 2(b) hereof.

                  Closing Date: The Closing Date as defined in the Purchase Agreement.

                  Company: See the first introductory paragraph hereto.

                  Effectiveness Date: The date that is 210 days after the Issue Date; provided, however, that with respect to any Shelf Registration, the Effectiveness Date shall be the 210th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof.

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                                      -2-

                  Effectiveness Period: See Section 3(a) hereof.

                  Event Date: See Section 4(b) hereof.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Exchange Notes: See Section 2(a) hereof.

                  Exchange Offer: See Section 2(a) hereof.

                  Exchange Offer Registration Statement: See Section 2(a) hereof.

                  Exchange Securities: See Section 2(a) hereof.

                  Filing Date: (A) If no Exchange Offer Registration Statement has been filed by the Issuers pursuant to this Agreement, the 120th day after the Issue Date; and (B) with respect to a Shelf Registration Statement, the 120th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof.

                  Guarantees: See the introductory paragraphs hereto.

                  Guarantors: See the introductory paragraphs hereto.

                  Holder: Any holder of a Registrable Security or Registrable Securities.

                  Indemnified Person: See Section 7(c) hereof.

                  Indemnifying Person: See Section 7(c) hereof.

                  Indenture: The Indenture, dated as of April 16, 2003, by and among the Issuers and The Bank of New York, as trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: See the first introductory paragraph hereto.

                  Inspectors: See Section 5(o) hereof.

                  Issue Date: The date on which the Securities were sold to the Initial Purchasers pursuant to the Purchase Agreement.

                  Issuers: See the introductory paragraph hereto.

                  NASD: See Section 5(t) hereof.

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                                      -3-

                  Notes: See the second introductory paragraph hereto.

                  Offering Memorandum: The final offering memorandum of the Company dated April 10, 2003, in respect of the offering of the Securities.

                  Participant: See Section 7(a) hereof.

                  Participating Broker-Dealer: See Section 2(b) hereof.

                  Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                  Private Exchange: See Section 2(b) hereof.

                  Private Exchange Notes: See Section 2(b) hereof.

                  Private Exchange Securities: See Section 2(b) hereof.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchase Agreement: See the second introductory paragraph hereto.

                  Records: See Section 5(o) hereof.

                  Registrable Securities: Each Security upon original issuance of the Securities and at all times subsequent thereto, each Exchange Security (and the related Guarantee) as to which Section 2(c)(v) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Security (and the related Guarantee) upon original issuance thereof and at all times subsequent thereto, until in the case of any such Security, Exchange Security or Private Exchange Security, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(v) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Security (and the related Guarantees), as the case may be, has been declared effective by the SEC and such Security, Exchange Security or Pri-

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                                      -4-

vate Exchange Security (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security, Exchange Security or Private Exchange Security, as the case may be, is sold in compliance with Rule 144, (iii) such Security has been exchanged for an Exchange Security or Exchange Securities pursuant to an Exchange Offer and is entitled to be resold without complying with the prospectus delivery requirements of the Securities Act and (iv) such Security, Exchange Security or Private Exchange Security (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture.

                  Registration Statement: Any registration statement of the Company, including, but not limited to, the Exchange Offer Registration Statement and any registration statement filed in connection with a Shelf Registration, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

                  Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC: The Securities and Exchange Commission.

                  Securities: See the second introductory paragraph hereto.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Shelf Notice: See Section 2(c) hereof.

                  Shelf Registration: See Section 3(a) hereof.

                  TIA: The Trust Indenture Act of 1939, as amended.

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                                      -5-

                  Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Securities and Private Exchange Securities (if any).

                  Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       EXCHANGE OFFER

                  (a) The Issuers shall file with the SEC, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC no later than the Filing Date, a Registration Statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Securities (other than the Private Exchange Securities, if any) for a like aggregate principal amount of debt securities of the Company that are identical in all material respects to the Securities ( the "Exchange Notes" and, together with the guarantees thereon, the "Exchange Securities") (and that are entitled to the benefits of the Indenture or a trust indenture that is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and that, in either case, has been qualified under the TIA), except that the Exchange Securities (other than Private Exchange Securities, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuers agree to use their reasonable best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date;
(y) keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 240th day following the Issue Date. If after such Exchange Offer Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period of such interference until the Exchange Offer may legally resume.

                  Each Holder who participates in the Exchange Offer will be required to represent in writing (i) that any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities in violation of the provisions of the Securities Act, (iii) that such Holder is not an affiliate of the Company or the Guarantors within the meaning of the Securities Act and is not acting on behalf of any persons or entities who could not truthfully make

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                                      -6-

the foregoing representations, (iv) if such Holder is not a broker-dealer, that is not engaged in, and does not intend to engage in, the distribution of Exchange Securities, and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquires as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Securities.

                  Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and other than in respect of any Exchange Securities as to which clause 2(c)(v) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

                  (b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, that shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.

                  The Issuers shall use their respective reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities covered thereby.

                  If, prior to consummation of the Exchange Offer, any Initial Purchaser holds any Securities acquired by it and having, or that are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Issuers, upon the request of such Initial Purchaser simultaneously with the delivery of the Exchange Securities in the Exchange Offer, shall issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for such Securities held by such Initial Purchaser a like principal amount of debt securities of the Issuers that are identical in all material respects to the Exchange Securities (the "Private Exchange Notes" and, together with the guarantees thereon, the "Private Exchange Securities") (and that are issued pursuant to the same indenture as the Exchange Securities), except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

                  Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or (ii) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Note, from the Issue Date.

                  In connection with the Exchange Offer, the Issuers shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (3) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

                  (1) accept for exchange all Registrable Securities properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

                  (2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                  (3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

                  The Exchange Securities and the Private Exchange Securities may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event has been qualified under the TIA or is exempt from such qualification and shall provide that (1) the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Securities shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

                  (c) If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Issuers are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 240 days of the Issue Date (provided that if the Exchange Offer shall be consummated after such 240-day period, then the Issuers' obligation under this clause (ii) arising from the failure of the Exchange Offer to be consummated within such 240-day period shall terminate), (iii) the holder of Private Exchange Securities so requests at any time within 90 days after the consummation of the Private Exchange, (iv) because of any changes in law or in currently prevailing interpretations of the staff of the SEC, a Holder (other than an Initial Purchaser holding Securities acquired directly from the Issuers) is not permitted to participate in the Exchange Offer or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any of the Guarantors within the meaning of the Securities Act), then the Company shall promptly deliver written notice thereof (the "Shelf Notice") to the Trustee and in the case of clauses (i), (ii) and (iv), all Holders, in the case of clause
(iii), the Holders of the Private Exchange Securities and in the case of clause
(v), the affected Holder, and shall file a Shelf Registration pursuant to
Section 3 hereof.

3.       SHELF REGISTRATION

                  If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

                  (a) Shelf Registration. The Issuers shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the "Shelf Registration"). The Issuers shall use their respective reasonable best efforts to

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                                      -9-

         file with the SEC the Shelf Registration on or prior to the applicable Filing Date. The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration.

                  The Issuers shall use their respective reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or cease to be outstanding (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

                  (b) Withdrawal of Stop Orders. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

                  (c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

4.       ADDITIONAL INTEREST

                  (a) The Issuers and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Issuers fail to fulfill their respective obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Securities ("Additional Interest") under the circumstances and to the extent set forth below (without duplication):

                  (i) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration has been filed on or prior to the applicable Filing Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.25% per annum for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

                  (ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to 210 days after the Issue Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the 90th day following the date such Shelf Registration was filed, then, commencing on the day after such required effective date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

                  (iii) if either (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective, in the case of (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Securities may not accrue under more than one of the foregoing clauses (i) through (iii) of this
Section 4(a) at the same time and at no time shall the aggregate amount of Additional Interest accruing exceed at any one time in the aggregate 1.0% per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of the applicable Shelf Registration that had ceased to remain effective (in the case of (iii)(B) of this Section 4(a)), Additional Interest on the Securi-ties as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  (b) The Issuers shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this
Section 4 will be payable in cash semi-annually on each April 15 and October 15 (to the holders of record on the April 1 and October 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed) and the denominator of which is 360.

5.       REGISTRATION PROCEDURES

                  In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

                  (a) Prepare and file with the SEC prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three business days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, or their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers shall be deemed not to have used their respective reasonable best efforts to keep a Registration Statement effective during the Applicable Period if each of the Issuers voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period, unless such action is required by applicable law or unless the Issuers comply in all material respects with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

                  (c)      If (1) a Shelf Registration is filed pursuant to
         Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, the Company shall notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two business days) and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in con-nection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or written threat of any proceeding for such purpose,
         (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respects or that requires the making of any material changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities for sale in any jurisdiction and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, such Holders or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Issuers shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Issuers, violate applicable law.

                  (f)      If (1) a Shelf Registration is filed pursuant to
         Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g)      If (1) a Shelf Registration is filed pursuant to
         Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their respective counsel and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities or Exchange Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, to use their reasonable best efforts to register or qualify and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); use their reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) Use their respective reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k)      If (1) a Shelf Registration is filed pursuant to
         Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable, prepare and (subject to Section 5(a) hereof) file with the SEC, at the Issuers' sole expense, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Use its respective reasonable best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriter or underwriters, if any.

                  (m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities or Exchange Securities, as the case may be, in a form eligible for deposit with Euroclear and Clearstream and (ii) provide a CUSIP number for the Registrable Securities or Exchange Securities, as the case may be.

                  (n) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers and their subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are re-quired to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities and such other matters as reasonably requested by the managing underwriter or underwriters; and
         (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (o)      If (1) a Shelf Registration is filed pursuant to
         Section 3 hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon reasonable advance notice make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours without interfering in the orderly business of the Issuers, all financial and other relevant records, pertinent corporate documents and instruments of the Issuers and their subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the respective officers, directors and employees of the Issuers and their subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Any such access granted to the Inspectors under this Section 5(o) shall be subject to the prior receipt by the Issuers of written undertakings, in form and substance reasonably satisfactory to the Issuers, to preserve the confidentiality of any information deemed by the Issuers to be confidential. Records that the Issuers determine, in good faith, to be confidential and any Records that they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the Issuers based upon advice of counsel determine that disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) after giving reasonable prior notice to the Company, disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such

         Inspector and arising out of, based upon, relating to or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Issuers' sole expense.

                  (p) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (q) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, who may, at the Issuers' election, be internal counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Secu-rities or Private Exchange Securities, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with its respective terms, subject to customary exceptions and qualifications.

                  (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

                  (t) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (u) Use their respective reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  The Issuers may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Securities as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request and in such event shall have no further obligation under this Agreement (including, without limitation, obligations under Section 4 hereof) with respect to such seller or any subsequent holder of such Registrable Securities. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

                  Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Sections 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such

Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. During any such discontinuance, no Additional Interest shall accrue or otherwise be payable on the Registrable Securities. In the event that the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.       REGISTRATION EXPENSES

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or sold by any Participating Broker-Dealer, as the case may be, (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, if any, and any fees associated with making the Registrable Securities or Exchange Securities eligible for trading through The Depository Trust Company, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal ex-penses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties),
(x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing of all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary to comply with this Agreement.

                  (b) The Issuers shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement.

7.       INDEMNIFICATION

                  (a) Each of the Issuers agrees to indemnify and hold harmless each Holder of Registrable Securities offered pursuant to a Shelf Registration Statement and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers and directors of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Registrable Securities or Exchange Securities, as the case may be, is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Issuers will be required to indemnify a Participant if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein or (ii) if such Participant sold to the person asserting the claim the Registrable Securities or Exchange Securities that are the subject of such claim and such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and it is established by the Company in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus

(as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities or Exchange Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company and each of the Guarantors, the Company's directors and officers, each Guarantor's directors and officers and each Person who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with reference to information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities or Exchange Securities giving rise to such obligations.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability that it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person and the Indemnifying Person was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related pro-ceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities and Exchange Securities sold by all such Participants and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

                  (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities or Exchange Securities, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       RULE 144 AND 144A

                  The Issuers covenant that they will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuers not required to file such reports, they will, upon the request of any Holder of Registrable Securities, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act. The Issuers further covenant for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

9.       UNDERWRITTEN REGISTRATIONS

                  If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and reasonably acceptable to the Issuers.

                  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.      MISCELLANEOUS

                  (a) No Inconsistent Agreements. The Issuers have not entered into, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of the Company's securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not entered and will not enter into any agreement with respect to any of the Company's securities that will grant to any Person piggy-back registration rights with respect to a Registration Statement.

                  (b) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                  1. if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                           DEUTSCHE BANK SECURITIES INC.
                           31 West 52nd Street
                           New York, NY 10019
                           Facsimile No.: (212) 469-2883
                           Attention: Mark Fedorcik

                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Facsimile No.: (212) 269-5420
                           Attention: William M. Hartnett, Esq.

                  2. if to the Initial Purchasers, at the addresses specified in Section 10(d)(1)

                  3.       if to the Issuer, at the address as follows:

                           TOWN SPORTS INTERNATIONAL, INC.
                           888 Seventh Avenue
                           New York, NY  10106
                           Facsimile No.: (212) 664-8906
                           Attention: Richard Pyle

                  with a copy to:

                           Kirkland & Ellis
                           153 E. 53rd Street
                           39th Floor
                           New York, NY  10022
                           Facsimile No.: (212) 446-4900
                           Attention: Joshua N. Korff, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Securities Held by the Issuers or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) Third Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           TOWN SPORTS INTERNATIONAL, INC.

                                           By: /s/ Richard G. Pyle
                                               _________________________________
                                               Name: Richard G. Pyle
                                               Title: CFO

                                           EACH GUARANTOR LISTED IN SCHEDULE
                                           1 HERETO

                                           By: /s/ Richard G. Pyle
                                               _________________________________
                                               Name: Richard G. Pyle
                                               Title: CFO

                                           DEUTSCHE BANK SECURITIES INC.,
                                           as Initial Purchaser

                                           By: /s/ Vikrant Sawhney
                                               _________________________________
                                               Name: Vikrant Sawhney
                                               Title: Director

                                           By: /s/ Arthur Schoen
                                               _________________________________
                                               Name: Arthur Schoen
                                               Title: Managing Director

                                           BNP PARIBAS SECURITIES CORP.,
                                           as Initial Purchaser

                                           By: /s/ Douglas G. Cook
                                               _________________________________
                                               Name: Douglas G. Cook
                                               Title: Managing Director

                                   Schedule 1

                 SUBSIDIARIES OF TOWN SPORTS INTERNATIONAL, INC.

                                                                                        Jurisdiction of
              Entity                                   Ownership                         Organization
---------------------------------           -------------------------------             ---------------
TSI Alexandria, LLC                         TSI Holdings (VA), Inc.                      Delaware
TSI Allston, Inc.                           Town Sports International, Inc.              Delaware
TSI Andover, Inc.                           TSI Holdings (MA), Inc.                      Massachusetts
TSI Ardmore, LLC                            TSI Holdings (PA), Inc.                      Delaware
TSI Arthro-Fitness Services, Inc.           Town Sports International, Inc.              New York
TSI Astoria, Inc.                           Town Sports International, Inc.              New York
TSI Battery Park, Inc.                      Town Sports International, Inc.              New York
TSI Bethesda, LLC                           TSI Holdings (MD), Inc.                      Delaware
TSI Broadway, Inc.                          Town Sports International, Inc.              New York
TSI 217 Broadway, Inc.                      Town Sports International, Inc.              New York
TSI Brooklyn Belt, Inc.                     Town Sports International, Inc.              New York
TSI Brunswick, Inc.                         Town Sports International, Inc.              Delaware
TSI Bryn Mawr, LLC                          TSI Holdings (PA), Inc.                      Delaware
TSI Bulfinch, Inc.                          Town Sports International, Inc.              Delaware
TSI Cash Management, Inc.                   Town Sports International, Inc.              New York
TSI Central Square, Inc.                    Town Sports International, Inc.              Delaware
TSI Centreville, LLC                        TSI Holdings (VA), Inc.                      Delaware
TSI Cherry Hill, LLC                        TSI Holdings (NJ), Inc.                      Delaware
TSI Chevy Chase, Inc.                       TSI Holdings (DC), Inc.                      Delaware
TSI Clarendon, LLC                          TSI Holdings (VA), Inc.                      Delaware
TSI Cobble Hill, Inc.                       Town Sports International, Inc.              New York
TSI Colonia, LLC                            TSI Holdings (NJ), Inc.                      Delaware
TSI Commack, Inc.                           Town Sports International, Inc.              New York
TSI Connecticut Avenue, Inc.                TSI Holdings (DC), Inc.                      Delaware
TSI Copley, Inc.                            Town Sports International, Inc.              Delaware
TSI Court Street, Inc.                      Town Sports International, Inc.              New York
TSI Croton, Inc.                            Town Sports International, Inc.              New York
TSI Danbury, Inc.                           Town Sports International, Inc.              Delaware
TSI Danvers, Inc.                           TSI Holdings (MA), Inc.                      Massachusetts
TSI Downtown Crossing, Inc.                 Town Sports International, Inc.              Delaware

                                                                                        Jurisdiction of
        Entity                                         Ownership                         Organization
------------------------                    -------------------------------             ---------------
TSI Dupont Circle, Inc.                     TSI Holdings (DC), Inc.                      Delaware
TSI Dupont II, Inc.                         TSI Holdings (DC), Inc.                      Delaware
TSI East Cambridge, Inc.                    Town Sports International, Inc.              Delaware
TSI East Meadow, Inc.                       Town Sports International, Inc.              New York
TSI East 23, Inc.                           Town Sports International, Inc.              New York
TSI East 31, Inc.                           Town Sports International, Inc.              New York
TSI East 34, Inc.                           Town Sports International, Inc.              New York
TSI East 36, Inc.                           Town Sports International, Inc.              New York
TSI East 41, Inc.                           Town Sports International, Inc.              New York
TSI East 51, Inc.                           Town Sports International, Inc.              New York
TSI East 59, Inc.                           Town Sports International, Inc.              New York
TSI East 76, Inc.                           Town Sports International, Inc.              New York
TSI East 86, LLC                            Town Sports International, Inc.              New York
TSI East 91, Inc.                           Town Sports International, Inc.              New York
TSI F Street, Inc.                          TSI Holdings (DC), Inc.                      Delaware
TSI Fairfax, LLC                            TSI Holdings (VA), Inc.                      Delaware
TSI Fenway, Inc.                            Town Sports International, Inc.              Delaware
TSI Fifth Avenue, Inc.                      Town Sports International, Inc.              New York
TSI First Avenue, Inc.                      Town Sports International, Inc.              New York
TSI Forest Hills, Inc.                      Town Sports International, Inc.              New York
TSI Fort Lee, LLC                           TSI Holdings (NJ), Inc.                      Delaware
TSI Framingham, Inc.                        TSI Holdings (MA), Inc.                      Massachusetts
TSI Franklin (MA), Inc.                     TSI Holdings (MA), Inc.                      Massachusetts
TSI Franklin Park, LLC                      TSI Holdings (NJ), Inc.                      Delaware
TSI Freehold, LLC                           TSI Holdings (NJ), Inc.                      Delaware
TSI Gallery Place, Inc.                     TSI Holdings (DC), Inc.                      Delaware
TSI Garden City, Inc.                       Town Sports International, Inc.              New York
TSI Germantown, LLC                         TSI Holdings (MD), Inc.                      Delaware
TSI Glover, Inc.                            TSI Holdings (DC), Inc.                      Delaware
TSI Grand Central, Inc.                     Town Sports International, Inc.              New York
TSI Great Neck, Inc.                        Town Sports International, Inc.              New York
TSI Greenwich, Inc.                         Town Sports International, Inc.              Delaware

                                                                                        Jurisdiction of
           Entity                                      Ownership                         Organization
------------------------                    -------------------------------             ---------------
TSI Herald, Inc.                            Town Sports International, Inc.              New York
TSI Highpoint, LLC                          TSI Holdings (PA), Inc.                      Delaware
TSI Hoboken, LLC                            TSI Holdings (NJ), Inc.                      Delaware
TSI Holdings (CIP), Inc.                    Town Sports International, Inc.              Delaware
TSI Holdings (DC), Inc.                     Town Sports International, Inc.              Delaware
TSI Holdings (IP), LLC                      TSI Insurance, Inc.                          Delaware
TSI Holdings (MA), Inc.                     Town Sports International, Inc.              Massachusetts
TSI Holdings (MD), Inc.                     Town Sports International, Inc.              Delaware
TSI Holdings (NJ), Inc.                     Town Sports International, Inc.              Delaware
TSI Holdings (PA), Inc.                     Town Sports International, Inc.              Delaware
TSI Holdings (VA), Inc.                     Town Sports International, Inc.              Delaware
TSI Huntington, Inc.                        Town Sports International, Inc.              New York
TSI Insurance, Inc.                         Town Sports International, Inc.              New York
TSI International, Inc.                     Town Sports International, Inc.              Delaware
TSI Irving Place, Inc.                      Town Sports International, Inc.              New York
TSI Jersey City, LLC                        TSI Holdings (NJ), Inc.                      Delaware
TSI Larchmont, Inc.                         Town Sports International, Inc.              New York
TSI Lexington (MA), Inc.                    TSI Holdings (MA), Inc.                      Massachusetts
TSI Lincoln, Inc.                           Town Sports International, Inc.              New York
TSI Long Beach, Inc.                        Town Sports International, Inc.              New York
TSI Lynnfield, Inc.                         TSI Holdings (MA), Inc.                      Massachusetts
TSI M Street, Inc.                          TSI Holdings (DC), Inc.                      Delaware
TSI Madison, Inc.                           Town Sports International, Inc.              New York
TSI Mahwah, LLC                             TSI Holdings (NJ), Inc.                      Delaware
TSI Mamaroneck, Inc.                        Town Sports International, Inc.              New York
TSI Market Street, LLC                      TSI Holdings (PA), Inc.                      Delaware
TSI Marlboro, LLC                           TSI Holdings (NJ), Inc.                      Delaware
TSI Matawan, LLC                            TSI Holdings (NJ), Inc.                      Delaware
TSI Merrifield, Inc.                        Town Sports International, Inc.              Delaware
TSI Montclair, LLC                          TSI Holdings (NJ), Inc.                      Delaware
TSI Murray Hill, Inc.                       Town Sports International, Inc.              New York
TSI Nanuet, Inc.                            Town Sports International, Inc.              New York

                                                                                        Jurisdiction of
           Entity                                      Ownership                         Organization
---------------------------                 -------------------------------             ---------------
TSI Nashua, LLC                             TSI Holdings (MA), Inc.                         Delaware
TSI Natick, Inc.                            Town Sports International, Inc.                 Delaware
TSI Newark, LLC                             TSI Holdings (NJ), Inc.                         Delaware
TSI Newbury Street, Inc.                    Town Sports International, Inc.                 Delaware
TSI North Bethesda, LLC                     TSI Holdings (MD), Inc.                         Delaware
TSI Norwalk, Inc.                           Town Sports International, Inc.                 Delaware
TSI Oceanside, Inc.                         Town Sports International, Inc.                 New York
TSI Old Bridge, LLC                         TSI Holdings (NJ), Inc.                         Delaware
TSI Parsippany, LLC                         TSI Holdings (NJ), Inc.                         Delaware
TSI Plainsboro, LLC                         TSI Holdings (NJ), Inc.                         Delaware
TSI Princeton, LLC                          TSI Brunswick, Inc.                             Delaware
TSI Ramsey, LLC                             TSI Holdings (NJ), Inc.                         Delaware
TSI Reade Street, Inc.                      Town Sports International, Inc.                 New York
TSI Ridgewood, LLC                          TSI Holdings (NJ), Inc.                         Delaware
TSI Rittenhouse, LLC                        TSI Holdings (PA), Inc.                         Delaware
TSI Rodin Place, LLC                        TSI Holdings (PA), Inc.                         Delaware
TSI Rye, Inc.                               Town Sports International, Inc.                 New York
TSI Scarsdale, Inc.                         Town Sports International, Inc.                 New York
TSI Seaport, Inc.                           Town Sports International, Inc.                 New York
TSI Sheridan, Inc.                          Town Sports International, Inc.                 New York
TSI Silver Spring, LLC                      TSI Holdings (MD), Inc.                         Delaware
TSI Society Hill, LLC                       TSI Holdings (PA), Inc.                         Delaware
TSI Soho, Inc.                              Town Sports International, Inc.                 New York
TSI Somerset, LLC                           TSI Holdings (NJ), Inc.                         Delaware
TSI South Park Slope, Inc.                  Town Sports International, Inc.                 New York
TSI Springfield, LLC                        TSI Holdings (NJ), Inc.                         Delaware
TSI Stamford Downtown, Inc.                 Town Sports International, Inc.                 Delaware
TSI Stamford Post, Inc.                     Town Sports International, Inc.                 Delaware
TSI Stamford Rinks, Inc.                    Town Sports International, Inc.                 Delaware
TSI Staten Island, Inc.                     Town Sports International, Inc.                 New York
TSI Sterling, LLC                           TSI Holdings (VA), Inc.                         Delaware
TSI Supplements, Inc.                       Town Sports International, Inc.                 Delaware

                                                                                        Jurisdiction of
           Entity                                      Ownership                         Organization
-------------------------                   -------------------------------             ---------------
TSI Syosset, Inc.                           Town Sports International, Inc.              New York
TSI Wall Street, Inc.                       Town Sports International, Inc.              New York
TSI Waltham, LLC                            TSI Holdings (MA), Inc.                      Delaware
TSI Washington, Inc.                        TSI Holdings (DC), Inc.                      Delaware
TSI Water Street, Inc.                      Town Sports International, Inc.              New York
TSI Wellesley, Inc.                         TSI Holdings (MA), Inc.                      Massachusetts
TSI West Caldwell, LLC                      TSI Holdings (NJ), Inc.                      Delaware
TSI West Newton, Inc.                       Town Sports International, Inc.              Delaware
TSI West Nyack, Inc.                        Town Sports International, Inc.              New York
TSI West Springfield, LLC                   TSI Holdings (VA), Inc.                      Delaware
TSI West 14, Inc.                           Town Sports International, Inc.              New York
TSI West 16, Inc.                           Town Sports International, Inc.              New York
TSI West 23, Inc.                           Town Sports International, Inc.              New York
TSI West 38, Inc.                           Town Sports International, Inc.              New York
TSI West 41, Inc.                           Town Sports International, Inc.              New York
TSI West 44, Inc.                           Town Sports International, Inc.              New York
TSI West 48, Inc.                           Town Sports International, Inc.              New York
TSI West 52, Inc.                           Town Sports International, Inc.              New York
TSI West 73, Inc.                           Town Sports International, Inc.              New York
TSI West 76, Inc.                           Town Sports International, Inc.              New York
TSI West 80, Inc.                           Town Sports International, Inc.              New York
TSI West 94, Inc.                           Town Sports International, Inc.              New York
TSI West 125, Inc.                          Town Sports International, Inc.              New York
TSI Westport, Inc.                          Town Sports International, Inc.              Delaware
TSI Westwood, LLC                           TSI Holdings (NJ), Inc.                      Delaware
TSI Weymouth, Inc.                          Town Sports International, Inc.              Delaware
TSI White Plains, Inc.                      Town Sports International, Inc.              New York
TSI Whitestone, Inc.                        Town Sports International, Inc.              New York
TSI Woodmere, Inc.                          Town Sports International, Inc.              New York